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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-13281 and 333-87193 of Cox Radio, Inc. on Form S-8 and Registration Statement No. 333-35398 of Cox Radio, Inc., Cox Radio Trust I and Cox Radio Trust II on Form S-3 of our report dated February 8, 2001, appearing in this Annual Report on Form 10-K of Cox Radio, Inc. for the year ended December 31, 2000.


DELOITTE & TOUCHE LLP

Atlanta, Georgia
March 19, 2001